U.S. Securities And Exchange Commission
Washington, D.C. 20549

DEF 14A
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE  SECURITIES EXCHANGE ACT OF 1934

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CRYO-CELL INTERNATIONAL , INC.

(Name of Registrant As Specified In Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of CRYO-CELL International, Inc.

Notice is hereby given that the Annual Meeting of the Shareholders of CRYO-CELL International, Inc. will be held on June 18, 2002, at 10:00 A.M. local time at the corporate headquarters of CRYO-CELL located at 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761. The meeting is called for the following purpose:

1.	To elect a board of eight directors,

2.	To approve an amendment to the CRYO-CELL International, Inc. Stock Incentive Plan to increase the number of common stock authorized for issuance by an additional 750,000 shares.

3.	To consider and take action upon such other matters as may properly come before the meeting or any other adjournment or adjournments thereof.

The close of business on April 19, 2002 has been fixed as the record date for the determination of Shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

We encourage you to read this proxy statement and vote your shares. All Shareholders are cordially invited to attend the meeting, but you do not need to attend the annual meeting to vote. PLEASE NOTE THAT IF YOU ARE NOT ABLE TO ATTEND THE MEETING PLEASE RETURN THE ENCLOSED PROXY CARD.

By Order of the Board of Directors

/S/    DANIEL D. RICHARD

Daniel D. Richard
Chairman and Chief Executive Officer

Dated: May 20, 2002

CRYO-CELL INTERNATIONAL, INC.

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of CRYO-CELL International, Inc. (the “Company”) in connection with the 2002 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment thereof. The Annual Meeting will be held at the CRYO-CELL International, Inc. headquarters located at 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761 on June 18, 2002 at 10:00 A.M. local time.

The Annual Meeting is being held for the purpose set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the Notice of Annual Meeting are being provided to shareholders beginning on or about May 20, 2002. The Company, a Delaware Corporation, has its principal executive offices at 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761.

Solicitation of Proxies

The Company is soliciting proxies. The cost of distributing the Proxy Statement and Annual Meeting Notice will be borne by the Company. Brokerage houses and nominees will be requested to supply lists of or forward the information material to the beneficial owners. The Company, upon request, will reimburse such brokerage houses and nominees for their reasonable expenses in forwarding information materials to their beneficial owners. Proxies will be voted as indicated and if no proxy or designation is made a vote by management will be for the proposal.

Shareholders Entitled to Vote

Holders of shares of the Common Stock of the Company of record at the close of business on April 19, 2002 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. Each share entitles its holder to one vote. The holders of one-third of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date there were 11,339,379 shares outstanding.

Vote Required

Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, votes cast “For”, “Against” or “Abstain” are included. Abstentions are counted as votes cast against any matter and will be counted for purposes of determining whether a quorum is present at the meeting.

If your shares are held in the name of a bank, broker or other holder of record (that is “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are not counted or deemed to be present or represented for purposes of determining whether shareholders have approved that matter, but are counted as present for purposes of determining the existence of a quorum at the annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine board seats, of which seven positions are currently filled. Five directors are nominated for re-election at the Annual Meeting and one current director, who was appointed by the Board during the fiscal year, is nominated for election by the shareholders for the first time. Additionally, there are two individuals nominated for election to the Board whose service will begin upon being elected by the shareholders. If elected, each of the eight directors will hold office until the next Annual Meeting of Shareholders and until his/her successor is elected and qualified, or as otherwise provided by the Company’s Bylaws or by Delaware law.

It is intended that the shares represented by the enclosed proxy will be voted for the election of these eight nominees (unless such authority is withheld by a stockholder) as described herein. In the event that any of the nominees should become unable or unwilling to serve as a director (which is not anticipated), it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the Board of Directors or for the balance of the nominees, leaving a vacancy or vacancies. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The name, age, principal occupation and other information concerning each current nominee for election as a Director and Executive Officers are set forth below:

Daniel D. Richard, 71, Chairman of the Board and Chief Executive Officer.    Mr. Richard is the founder of the Company and co-inventor of the Company’s technologies. He has served as Chairman of the Board since the Company’s inception. In 1986, he was a co-founder and served as an initial officer and director of Marrow-Tech, Inc., a publicly traded company engaged in the field of cellular replication. Prior to that Mr. Richard was President of Daniel Richard Consultants, Inc. During that time frame his organization was responsible for setting up restaurant marketing programs in over forty cities. Mr. Richard is the father of Ronald B. Richard, a Director of the Company.
Director since 1989.

Edward Modzelewski, 73, Director.    Mr. Modzelewski owned and operated a successful chain of 10 fast food restaurants and a popular steak house in Cleveland, Ohio, which was purchased by Choc-Ful-O-Nuts, a New York Stock Exchange Company. Mr. Modzelewski is a graduate of the University of Maryland School of Business. While at the University of Maryland, Mr. Modzelewski was an All-American football player and went on to play professional football for 8 years.
Director since 1996.

Ronald B. Richard, 46, Director.    Mr. Richard is currently President of Panasonic Strategic Ventures Company. In this capacity, he is responsible for planning, executing and managing strategic alliances, mergers, acquisitions and joint ventures for Panasonic in the U.S. Prior to his current position, Mr. Richard served as President of Panasonic Home and Commercial Products Company (a principal sales division of Matsushita, North America) where he presided over $300,000,000 in annual sales. From November 1995 – June 1996, he served as President of Panasonic Technologies, Inc., Princeton, and N.J. In total, Mr. Richard has served 13 years with Matsushita in executive positions; including management and oversight of 6 keys headquarter departments. Mr. Richard holds a Masters Degree from Johns Hopkins University, School of Advanced International Studies and a Bachelors of Arts Degree from Washington University of St. Louis. Mr. Richard is the son of Daniel D. Richard, Chairman of the Board of Directors and Chief Executive of the Company.
Director since January 2001.

Mercedes Walton, 48, Director.    Ms. Walton serves as a consultant to the Chairman/CEO of CRYO-CELL for the development of global strategies and the infrastructure for the launching of several subsidiaries. Ms. Walton retired after 23 years with AT&T. She rose through the ranks to the position of Vice President of Corporate Strategy and Business Development. In this capacity she was responsible for leading strategic partnership negotiations with device manufacturers and technology development firms in the U.S., Europe and Asia. Ms. Walton’s educational achievements include a Bachelor of Arts degree from Smith College, and Master degrees from both Harvard University and Massachusetts Institute of Technology.
Director since October 2000.

Frederick C. S. Wilhelm, 71, Director.    Mr. Wilhelm was formerly Chairman of the Board of Directors of Buffalo Scale and Supply, Inc., a distributor of scales. He was President of that company from 1976 to 1989. Mr. Wilhelm has served as a member of the Board of Directors since the inception of the Company.
Director since 1989.

Charles D. Nyberg 71, Director.    Mr. Nyberg was an executive with the Hormel Foods Corporation for 31 years. He served as a director of the company and a member of the executive committee. He also served as a director and a member of the executive committee of the Jennie-O Foods Corporation, a wholly owned subsidiary of the Hormel Foods Corp. Mr. Nyberg also served as a member of The Hormel Foundation. Mr. Nyberg has a degree from The University of Minnesota Law School.
Director since August 2001.

John V. Hargiss, 57, President and Chief Operating Officer.    Mr. Hargiss was hired as President and Chief Operating Officer in February 2002. Prior to joining CRYO-CELL, he was a health care consultant, providing advisory services to firms within the biotechnology, medical device, and heath care services segments. Mr. Hargiss served as President and Chief Executive Officer of Biodynamics, International, Inc., a publicly traded company (currently Tutogen Medical, Inc.). Prior to this, he served as Corporate Vice President of Sales and Marketing for the health care services unit of the BOC Group, plc. Mr. Hargiss held several executive management positions during his twelve-year career with Becton-Dickinson & Co., a multi-national medical and laboratory product firm. Mr. Hargiss holds an M.B.A. from the University of Miami (FL) and a B.S. from the University of Texas.
Director upon election by shareholders.

Gaby W. Goubran, 60.    Mr. Goubran is currently Managing Director of International Business Developments, Ltd, an international consulting firm providing business development services to multinational companies in diverse industries. Mr. Goubran founded International Business Developments in 1983 and has been active in the company since that time.
Director upon election by shareholders.

The eight director nominees receiving the greatest number of votes of the Common Stock represented at the meeting (in person or by proxy) will be elected directors assuming a quorum is present at the meeting. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received for the election of each nominee named above.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY

Other Executive Officers

Gerald F. Maass, 48, Executive Vice President.    Mr. Maass joined the Company in 1998 from Critikon, a subsidiary of Johnson & Johnson, where his most recent position was International Director of Marketing for the Patient Monitoring business. Mr. Maass’ ten-year tenure with Johnson and Johnson included several marketing and business development roles; he also served on the Critikon management committee. Prior to Johnson & Johnson, Mr. Maass was with Baxter Healthcare and Control Data Corporation in marketing, sales management, business development and business management roles. Mr. Maass began his career with Mayo Clinic in Rochester, MN and has a degree in Medical Technology.

Jill Taymans, 32, Vice President, Finance.    Ms. Taymans joined the Company in April 1997 serving initially as Controller and was appointed Chief Financial Officer in May 1998. Ms. Taymans graduated from the University of Maryland in 1991 with a BS in Accounting. She has worked in the accounting industry for over ten years in both the public and private sectors. Prior to joining the company she served for three years as Controller for a telecommunications company in Baltimore, Maryland.

E. Thomas Deutsch, III, 38, Vice President, Technology.    Mr. Deutsch joined the Company in May 1996 and is a software and process engineer, specializing in healthcare information systems. He graduated from the University of North Carolina in Chapel Hill in 1986 with a B. S. degree in Mathematics. Prior to joining the Company in 1996, Mr. Deutsch worked for Shared Medical Systems in Malvern, PA, IBM in Atlanta, GA, and HBO and Company in Atlanta, GA. His responsibilities include developing, implementing and supporting the Company’s communications and information systems, the Company’s Internet plan and systems engineering for the patented CCEL II Cellular Storage System.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board currently consists of nine positions, of which seven are filled. Each director is elected to hold office for a period of one year.

The Board held five meetings in 2001, and each of the directors then in office attended at least 75% of the regularly scheduled meetings of the Board and the Committees of the Board of which the director was a member. The Committees established by the Board include the following:

Audit Committee

The members of the Audit Committee are Mr. Wilhelm (Chairman), Mr. Modzelewski and Mr. Nyberg. The Audit Committee is comprised entirely of non-employee, independent members of the Board of Directors and operates under a written charter adopted by the Board of Directors, which is required to be provided to shareholders every three years, unless amended earlier. The Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditors and management of the Company. The Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s policies and procedures. In performing these functions, the Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors. The Audit Committee met four times during the last fiscal year.

Executive Committee

The members of the Executive Committee are Ms. Walton, Mr. Wilhelm and Mr. R. Richard. The primary function of the Executive Committee is to take action to the fullest extent allowed by Delaware law and, subject to the powers and authority delegated to the Audit Committee and Compensation Committee, exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board of Directors.

Compensation Committee

The members of the Compensation Committee are Mr. Modzelewski and Mr. R. Richard. The primary function of the Compensation Committee is to review the compensation philosophy and policy which determines management and executive compensation benefits. The Compensation Committee is also responsible for the administration of the Company’s stock option plans and is the approving authority for management recommendations with respect to option grants. During last fiscal year there was one meeting of the Compensation Committee.

Directors’ Fees

Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Each director of the Company is eligible to receive awards of options or shares pursuant to the Company’s stock option plan. Currently, each director receives an award in the form of a stock option grant upon first becoming a member of the Board of Directors. The number of options granted is currently 6,000 shares per person. Non-employee directors are paid an attendance fee of $1,000 for each day of a Board or Board Committee meeting and are reimbursed the reasonable expenses incurred in attending the meeting. The fee for participation in a Board or Board Committee meeting held by telephone conference call is $500.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during the fiscal year 2001 all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Securities and Exchange Act of 1934 were timely filed, except that one Form 4 was filed late by Mr. Modzelewski, Mr. R. Richard and Ms. Walton. Two Form 4’s were filed late by Mr. Wilhelm. Form 3 was filed late by Mr. Nyberg.

INDEPENDENT AUDITOR MATTERS

Independent Auditors

The firm of Weinick, Sanders, Leventhal and Company, LLP served as the Company’s independent auditors for the year ended November 30, 2001. Representatives of Weinick Sanders Leventhal & Co., LLP are not expected to be present at the Annual Meeting of Shareholders.

During fiscal 2001, the Company retained Weinick Sanders Leventhal & Co., LLP to provide services in the following categories and amounts:

Audit Fees

The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-KBS for the year ended November 30, 2001 were approximately $120,000.

Financial Information Systems Design and Implementation Fees

The Company incurred no fees from its independent auditors for the Company’s most recent fiscal year for professional services rendered in connection with operating, or supervising the operation of, the Company’s information system, managing the Company’s local area network or designing and implementing hardware and software systems.

All Other Fees

The Company estimates that the fees billed by its independent auditors for the Company’s most recent fiscal year for other services totaled approximately $40,000. Approximately $10,000 was audit related for professional services provided for the audit of Stem Cell Preservation Technologies, Inc. The balance of $30,000 in professional fees was for other services rendered by its independent auditors for the Company’s most recent fiscal year, including work performed with respect to management consulting services and tax services.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent auditors have discussed the auditors independence from the Company and its management, including the matters in those written disclosures. The Committee has discussed with the Company’s independent auditors, with and without management present, their evaluation of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred above, the Audit Committee recommended to the Board of Directors on March 12, 2002 and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board approved the selection of the Company’s independent auditors.

Frederick C.S. Wilhelm-Chair
Edward Modzelewski
Charles Nyberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 19, 2002 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all directors, nominees and executive officers of the Company as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)
Richard Family Living Trust (2)	1,953,925	15.83%
Daniel D. Richard (2)	1,953,925	15.83%
E. Thomas Deutsch	26,000	*
John V. Hargiss	—	—
Gaby Goubran	—	—
Gerald F. Maass (3)	66,400	*
Edward Modzelewski	41,350	*
Charles Nyberg	55,000	*
Ronald B. Richard (4)	12,000	*
Jill M. Taymans (5)	17,000	*
Mercedes Walton	6,000	*
Frederick C.S. Wilhelm	50,000	*
Red Rock Partners (6)	100,000	*
All Executive Officers and Directors As a Group (11 persons)	2,327,675	17.74%

*	Less than one percent (1%).

All addresses for the persons listed above are 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761.

(1)
Pursuant to the rules of the Securities and Exchange Commission, the percentage of voting stock for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such shareholders as of April 19, 2002 by (ii) the sum of (a) the number of shares of Common Stock outstanding as of April 19, 2002 plus (b) the number of shares issuable upon exercise of options (which are shares that are not voting until exercised) held by such stockholder which were exercisable as of April 19, 2002 or will become exercisable within 60 days after April 19, 2002.

(2)
Represents (i) 953,925 shares held by the Richard Family Living Trust, of which Daniel D. Richard is co-trustee with his wife, and as co-trustees share voting and investment control of the shares and (ii) options to purchase 1,000,000 shares held individually by Daniel D. Richard which are currently exercisable.

(3)	Includes 49,400 shares subject to options exercisable as of April 19,2002.

(4)	Includes 6,000 shares subject to options exercisable as of April 19,2002.

(5)	Includes 14,000 shares subject to options exercisable as of April 19,2002.

(6)	Includes 100,000 shares subject to warrants exercisable as of April 19, 2002. Mr. Nyberg is a partner in Red Rock Partners.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is a Summary Compensation table relating to the compensation earned by the Chief Executive Officer and each of the persons who qualified as named executive officers under Item 402(a)(2) of Regulation S-B, for fiscal years ending November 30, 2001, 2000 and 1999.

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary		Bonus	Restricted Stock Awards ($)	Securities Underlying Options
Daniel D. Richard	2001		$234,571	$50,000	—	—
Chief Executive Officer	2000 1999	$ $	188,767 162,885	— —	— —	— 1,000,000

Gerald F. Maass	2001		$127,693	—	—	3,000
Executive Vice President	2000 1999	$ $	116,091 108,846	—	— 12,000	— 10,000

Former Executive Officer
Wanda D. Dearth	2001		$150,000	—	—	—
President, Chief Operating Officer	2000 1999	$ $	72,692 0	— —	54,400 —	66,000 —

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options awarded to each of the named executive officers during fiscal year 2001.

	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name					5%	10%
Daniel Richard	—	—	—	—	—	—
Gerald Maass	3,000	3.5%	$4.00	12/14/05	$9,265	$11,692
Wanda Dearth	—	—	—	—	—	—

(1)	Options granted on December 14, 2000 are eligible for exercise after a one-year vesting period.

(2)	Based on a total of 85,500 shares subject to options granted to employees under CRYO-CELL’s option plan in fiscal year 2001.

(3)
In accordance with U.S. Securities and Exchange Commission rules, these columns show gains that could accrue for the respective options, assuming that the market price of CRYO-CELL common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10% respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

Aggregated Option Exercises in Last Fiscal Year

The following table sets forth certain information regarding options to purchase shares of Common Stock held as of November 30, 2001 by each of the named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End Exercisable (1)	Value of Unexercised In-the-Money Options At Fiscal Year-End Exercisable (1) (2) ($)
Daniel Richard	30,500	190,015	1,000,000	877,000
Gerald Maass	18,600	72,300	44,400	148,848
Wanda Dearth	6,000	31,230	60,000	25,200

(1)
None of the named executive officers hold any unexercisable options at the end of the fiscal year. Values shown in this column reflect the difference between the closing price of $6.42 on November 30, 2001 and the exercise price of the options.

Equity Compensation Plan Information

Equity Compensation plans approved by shareholders	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
CRYO-CELL International Incentive Stock Option Plan (1)	120,900	$2.91	—
CRYO-CELL International 2000 Stock Incentive Plan	1,113,900	$6.31	265,400	(2)
Other Plans (3)	620,250	$4.86	—
Total	1,855,050	$5.60	265,400

(1)	CRYO-CELL Incentive Stock Option Plan expired on April 1, 2000.

(2)	Subject to shareholder approval of Proposal 2, the number of securities available for future issuance will increase by an additional 750,000.

(3)
Represents the aggregate of the Company’s individual compensation arrangements where stock options are granted to consultants, advisors and vendors of the Company. Such options were granted at the fair market value on the date of the grant, generally vested over a period of time and expired within three years of the date of grant.

CERTAIN TRANSACTIONS

Daniel D. Richard, Chairman of the Board and Chief Executive Officer is the father of Ronald B. Richard, a member of the Board of Directors.

On July 25, 2001 the Board of Directors of the Company announced that the Company will declare and distribute a stock dividend in the shares of the Company’s subsidiary, Stem Cell Preservation Technologies, Inc. (SCPT). SCPT is a development stage company, which will be involved in the development of marketing programs for the collection and preservation of adult stem cells. All shareholders of record of the Company as of August 31, 2001 will receive a distribution of three shares of SCPT common stock for every four shares of the Company’s common stock that they owned on the record date. The payment date of the shares to be distributed will follow the effective date of a registration statement. SCPT is currently preparing this registration statement, which it intends to file with the Securities and Exchange Commission. Upon the effective date of the registration statement and distribution of the shares, shareholders will be able to sell one-third of their shares immediately and the remaining two-thirds equally over the two years following the effective date. Effective April 19, 2002 there were 13,324,000 issued and outstanding shares of SCPT.

As of April 19, 2002 Mr. D. Richard owned 750,000 shares of SCPT, Mr. Maass owned 30,000 shares, Mr. R. Richard owned 25,000 shares, Ms. Walton owned 25,000 shares, Mr. Nyberg owned 25,000 shares and Ms. Taymans owned 25,000 shares. To the extent these officers and directors own shares in the Company, they will participate pro-rata in the anticipated dividend.

On February 9, 1999, the Company’s revenue sharing agreement with two individual investors relating to the State of Arizona (the “Arizona Agreement”) was modified and replaced by a new Revenue Sharing Agreement relating to the State of Florida (the “Florida Revenue Sharing Agreement”). Under the terms of the new agreement, the Company was to receive an aggregate one time up front payment of $1,000,000 from the individual investors. The individual investors received a credit from the Company of $450,000 toward the $1,000,000 payment as a result of payments previously made by the investors to the Company pursuant to the Arizona Agreement. The Florida Revenue Sharing Agreement entitles the investors to an ongoing fixed percentage of the net storage revenue earned by the Company from specimens originating within the State of Florida up to a maximum of 33,000 storage spaces. The Company is applying all of its payment obligations under the Florida Revenue Sharing Agreement toward the $550,000 balance owed to the investors until such amount is paid in full. After the Company pursuant to deems the $550,000 payment satisfied, payments the Florida Revenue Sharing Agreement will be made to the investors. The Company applied $19,276 and $27,571 in fiscal years ending 2000 and 2001, respectively, toward the investors obligation to pay the $550,000 balance. One of the Florida Revenue Sharing Agreement investors is Mr. Nyberg, who recently became a director of the Company in August 2001 and is currently a nominee for election to the Board.

In May 2001 the Redrock Partners, a partnership (“Redrock”), paid $200,000 to acquire purchase warrants that expire on May 31, 2006 for 100,000 shares of the Company’s common stock at $6.00 per share. Mr. Nyberg, a director of the Company, is a partner of Redrock.

On May 31, 2001 the Company also entered into a revenue sharing agreement with Redrock entitling Redrock to an on-going fixed percentage of the net storage revenue earned by the Company from specimens originating within the State of Texas up to a maximum of 33,000 storage spaces (the “Texas Revenue Sharing Agreement”). Under the terms of the Texas Revenue Sharing Agreement Redrock paid the Company an aggregate one time up-front payment of $750,000 and the Company made total payments to Redrock of $15,138 during the fiscal year.

PROPOSAL 2

APPROVAL OF AMENDMENT TO STOCK INCENTIVE PLAN TO
PROVIDE ADDITIONAL SHARES

On June 20, 2000, the Company adopted the CRYO-CELL International, Inc. Stock Incentive Plan (the “Plan”). The purpose of the Plan is to give the Company and its affiliates a competitive advantage in attracting, retaining and motivating officers, employees, non-employee directors and consultants, and to provide the Company and its affiliates with a stock plan providing incentives linked to the financial results of the Company’s businesses and increases in shareholder value.

Currently, the number of shares of Common Stock authorized for issuance under the Plan is 1,500,000 shares. However, as of April 19, 2002, only 265,400 shares remain available for issuance under the Plan (subject to increases resulting from the forfeiture and termination of previously issued awards as discussed below).

The Board of Directors has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the Plan (the “Plan Amendment”), to increase the number of shares of Common Stock authorized for issuance pursuant to the Plan from 1,500,000 to 2,250,000 shares. The increase is considered necessary and in the best interest of the Company to permit the Company to continue to attract, retain and motivate officers, employees, non-employee directors and consultants. The Plan Amendment will not affect any other terms of the Plan.

Summary of the Plan

Pursuant to the Plan, the Company may grant options to purchase shares of Common Stock and restricted shares of Common Stock to participants, which include non-employee directors, officers and employees of and consultants to the Company and its affiliates. The Plan shall be administered by the compensation committee, or if no committee has been designated or appointed, by the Board. The Company’s compensation committee is authorized to make grants and various other decisions under the Plan.

Stock options granted under the Plan may include incentive stock options, nonqualified stock options or both. The term of each stock option is fixed by the compensation committee and stated in the option agreement, but in no event may the term be more than ten years from the date of grant. Stock options are not transferable other than by will or the laws of descent and distribution. Vested stock options may be exercised in whole or in part by payment of the exercise price by certified or bank check or other instrument acceptable to the Company or, if approved by the compensation committee, in the form of unrestricted Common Stock already owned by the participant for at least six months of the same class as the Common Stock subject to the stock option. In addition, the compensation committee, in its discretion, may allow the cashless exercise of stock options. The compensation committee, in its discretion, may allow payment of the exercise price by the delivery of a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes. When the participant’s employment with the Company or one of its applicable affiliates is terminated for cause, all stock options held by the participant are immediately terminated and canceled. Upon a participant’s death or when the participant’s employment with the Company or one of its applicable affiliates is terminated for any reason other than for cause, the participant’s then-unvested stock options are forfeited and the participant or his or her legal representative may, within 90 days if such termination of employment is for any reason other than death or disability, or within one year in the case of the participant’s death or disability, exercise any previously vested stock options.

The compensation committee shall determine to whom and the time at which grants of restricted stock will be awarded, the number of shares to be awarded, and the conditions for vesting. The terms and conditions of restricted stock awards shall be set forth in a restricted stock agreement, including provisions permitting the Company to hold the restricted stock in custody until the restrictions lapse.

Upon a change of control transaction as described in the Plan, the compensation committee may, in its sole discretion, do one or more of the following:

•	shorten the period during which stock options are exercisable;

•	accelerate any vesting schedule to which a stock option or restricted stock award is subject; or

•
cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the compensation committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the Common Stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

The compensation committee may also provide for one or more of the foregoing alternatives in any particular award agreement. The compensation committee may grant to any participant, on terms and conditions determined by the committee, the right to receive cash payments to be paid at that time if an award results in compensation income to the participant in order to assist the participant in paying the resulting taxes.

If any shares of restricted stock are forfeited or if any stock option (and related stock appreciation right, if any) terminates without being exercised, is exercised or settled for cash, the shares subject to such awards shall again be available for distribution in connection with awards under the Plan.

The Plan will terminate on June 20, 2010. However, awards outstanding at that time will not be affected or impaired by the Plan’s termination. The Board has authority to amend, alter or discontinue the Plan and the compensation committee has the authority to amend awards granted thereunder, but no amendment may impair the rights of any participant thereunder without the participant’s consent.

Required Vote

The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy, entitled to vote and cast at the Meeting is necessary for approval of the Plan Amendment to increase the number of shares available under the Plan. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting. If the Plan Amendment is not approved, the Plan will continue in full force without any increase in the number of shares of Common Stock available under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE “FOR” APPROVAL OF THE STOCK INCENTIVE PLAN AMENDMENT.

OTHER BUSINESS

Management does not know of any other business to be acted upon at the meeting, and, as far as is known to management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that Shareholders will vote in their discussions on any such matters in accordance with the judgment of the persons voting such proxies.

2003 ANNUAL MEETING SHAREHOLDER PROPOSALS

Proposals intended to be presented at the Company’s next Annual Meeting of Shareholders must be received at the Company’s executive offices no later than December 1, 2002 for inclusion in the statement related to that meeting.

CRYO-CELL INTERNATIONAL, INC.

Clearwater, Florida
May 20, 2002

PROXY
CRYO-CELL INTERNATIONAL, INC.
3165 McMullen Booth Road, Building B, Clearwater, Florida 33761•Tel (727) 450-8000
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby designates and appoints Daniel D. Richard and Charles D. Nyberg and either of them with authority to act without the other, as attorney-in-fact of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CRYO-CELL International, Inc. to be held at 3165 McMullen Booth Road, Building B, Clearwater, Florida, on June 18, 2002 at 10:00 a.m., local time, and at any continuation or adjournment thereof, with all powers which the undersigned might have personally present at the meeting.
Voting Instructions—Mark Your Vote (For, Against, Abstain) Place “X” Only In One Box. The Board of Directors Recommends a Vote “For” The Following:
1.
To elect eight Directors to serve a one-year term expiring in 2003.  Nominees: Daniel D. Richard, John V. Hargiss, Edward Modzelewski, Ronald B. Richard, Mercedes Walton,  Frederick C.S. Wilhelm, Charles D. Nyberg, and Gaby W. Goubran.

☐ FOR	ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT AS LISTED
2.	To approve an amendment to the CRYO-CELL International, Inc. Stock Incentive Plan to increase the number of common stock authorized for issuance by an additional 750,000 shares.
☐ FOR	☐ AGAINST ☐ ABSTAIN
3.	To consider and take action upon such other matters as may properly come before the meeting or any other adjournment or adjournments thereof.
☐ FOR	☐ AGAINST ☐ ABSTAIN

(Continued and to signed on reverse side)

(Continued from other side)
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 20, 2002, and a copy of the Company’s Annual Report to Stockholders for 2001. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of the Company, gives notice of such revocation.
WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS, FOR SUCH NOMINEES AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

Date:

(Signature)

(Signature if held jointly)